Exhibit 8.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

March 15, 2022

CC Neuberger Principal Holdings II
200 Park Avenue, 58th Floor
New York, New York 10166

Ladies and Gentlemen:

We are United States tax counsel to CC Neuberger Principal Holdings II, a Cayman Islands exempted company (“CCNB”), and Vector Holding, LLC, a Delaware limited liability company and wholly-owned subsidiary of CCNB (“New CCNB”), in connection with the preparation of the registration statement on Form S-4 (as amended, and together with the Joint Proxy Statement/Prospectus filed therewith, the “Registration Statement”) (Registration No. 333-262203) originally filed with the Securities and Exchange Commission (the “Commission”) on January 18, 2022, under the Securities Act of 1933, as amended (the “Securities Act”), by New CCNB. The Registration Statement relates to the registration of 194,459,796 shares of New CCNB Class A Common Stock, 2,570,000 shares of New CCNB Series B-1 Common Stock, 2,570,000 shares of New CCNB Series B-2 Common Stock, and 39,260,000 warrants to purchase New CCNB Class A Common Stock.

The Registration Statement is being filed in connection with the transactions contemplated by the Business Combination Agreement, dated as of December 9, 2021 (the “Business Combination Agreement”), by and among CCNB, New CCNB, Vector Domestication Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of New CCNB, Vector Merger Sub 1, LLC, a Delaware limited liability company and wholly-owned subsidiary of CCNB, Vector Merger Sub 2, LLC, a Delaware limited liability company and wholly-owned subsidiary of CCNB, Griffey Global Holdings, Inc., a Delaware Corporation, and solely for the limited purposes expressly set forth in the Business Combination Agreement, Griffey Investors, LP, a Delaware limited liability company (such transactions, including the Domestication Merger, the “Business Combination”).

Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement.

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You have requested our opinion concerning the discussion of the Domestication Merger set forth in the section entitled “Shareholder Proposal 2: The Business Combination Proposal—Material U.S. Federal Income Tax Consequences of the Domestication Merger to CCNB Shareholders—U.S. Holders—Tax Consequences of the Domestication Merger to U.S. Holders of CCNB Class A Ordinary Shares or Public Warrants” in the Registration Statement. In providing this opinion, we have assumed (without any independent investigation or review thereof) that:

a.           All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Business Combination;

b.           All factual representations, warranties and statements made or agreed to by the parties to the Business Combination Agreement, the Sponsor Agreement, and the other agreements referred to in each of the foregoing (collectively, the “Agreements” and, together with the Registration Statement, the “Documents”), and in the representation letter provided to us by each of CCNB and New CCNB, are true, correct and complete as of the date hereof and will remain true, correct and complete through the consummation of Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise;

c.           The descriptions of CCNB and New CCNB in the Registration Statement, the registration statement filed in connection with CCNB’s initial public offering, and each of CCNB’s and New CCNB’s other public filings are true, accurate and complete;

d.           The description of the Business Combination and other transactions related to the Business Combination (together, the “Transactions”) in the Registration Statement is and will remain true, accurate and complete, the Business Combination will be consummated in accordance with such description and with the Business Combination Agreement and the other Agreements, without any waiver or breach of any material provision thereof, and the Business Combination will be effective under applicable corporate law as described in the Business Combination Agreement and the other Agreements; and

e.           The Documents represent the entire understanding of the parties with respect to the Business Combination and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified.

This opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service, in each case, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts or assumptions on which we have relied in issuing our opinion, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention or to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof. No opinion is expressed as to any transactions other than the Domestication Merger in connection with the Business Combination, or any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the section entitled “Shareholder Proposal 2: The Business Combination Proposal—Material U.S. Federal Income Tax Consequences of the Domestication Merger to CCNB Shareholders—U.S. Holders—Tax Consequences of the Domestication Merger to U.S. Holders of CCNB Class A Ordinary Shares or Public Warrants” in the Registration Statement, subject to the assumptions, limitations and qualifications stated in the section entitled “Shareholder Proposal 2: The Business Combination Proposal—Material U.S. Federal Income Tax Consequences of the Domestication Merger to CCNB Shareholders” in the Registration Statement (the “Tax Disclosure”), and, as further described in the Tax Disclosure, does not address (i) the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations, as further described in the Tax Disclosure, (ii) any matter arising in connection with Section 367 of the Code, or (iii) any matter arising in connection with the “passive foreign investment company” rules of Sections 1291-1297 of the Code.

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The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinion is not binding on the U.S. Internal Revenue Service or any court, and there can be no assurance or guarantee that either will agree with our conclusions. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Shareholder Proposal 2: The Business Combination Proposal—Material U.S. Federal Income Tax Consequences of the Domestication Merger to CCNB Shareholders—U.S. Holders—Tax Consequences of the Domestication Merger to U.S. Holders of CCNB Class A Ordinary Shares or Public Warrants,” insofar as they address the material U.S. federal income tax considerations for beneficial owners of CCNB public shares and public warrants of the Domestication Merger, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

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This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP